Exhibit 10.6

EVERQUOTE, INC.

RESTRICTED STOCK UNIT ISSUANCE AGREEMENT

RECITALS

A. The Company has adopted the Plan for the purpose of retaining the services of selected officers, employees, directors and other key persons of the Company (or any Subsidiary).

B. Participant is to render valuable services to the Company (or a Subsidiary), and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Company’s issuance of an equity incentive award under the Plan designed to retain Participant’s continued service.

C. All capitalized terms in this Agreement shall have the meaning assigned to them in the attached Appendix A or the Plan.

NOW, THEREFORE, it is hereby agreed as follows:

1. Grant of Restricted Stock Units. The Company hereby awards to Participant, as of the Award Date, the number of Restricted Stock Units (“RSUs”) set forth below, subject to the vesting and other conditions of this Agreement. Each RSU that vests shall entitle Participant to receive one share of Stock on the issuance date. The number of RSUs awarded, the applicable vesting schedule for the RSUs, the applicable date or dates on which the shares subject to those vested RSUs shall become issuable to Participant and the remaining terms and conditions governing the Award shall be as set forth in this Agreement.

Participant	[____________]

Award Date:	[____________]

Number of RSUs:	[______]

Vesting Schedule:	The RSUs shall vest as described in Paragraph 2 below.

2. Vesting Requirements. The RSUs shall vest only if a Liquidity Event occurs prior to [8 years from start of Service Period]. If a Liquidity Event does not occur prior to [8 years from start of Service Period], Participant will forfeit the total number of RSUs subject to the Award. A Liquidity Event that occurs prior to [8 years from start of Service Period] shall be referred to as the “Initial Vesting Event.” The number of RSUs that vest upon or following an Initial Vesting Event shall be determined as follows:

(i) The number of RSUs that vest on the Initial Vesting Event, whether or not Participant continues in Service through the Initial Vesting Event, shall be determined by multiplying (x) the total number of RSUs subject to this Award by (y) a fraction, the numerator of which is the number of months of actual Service completed by Participant in the Service Period (rounded down to the closest whole month), and the denominator of which is 48 months.

(ii) If Participant continues in Service through the Initial Vesting Event, then with respect to RSUs that have not vested as of such Initial Vesting Date, vesting shall be determined as follows:

(a) If the Initial Vesting Event is a Sale Event, then vesting of the unvested RSUs will be determined under Paragraph 4.

(b) If the Initial Vesting Event is an IPO, vesting of any unvested RSUs shall continue in accordance with the Service Vesting Schedule, subject to Participant’s continued Service through each monthly vesting date during the Service Period, provided, however, that for the purposes of this Section 2(A)(ii)(b), the Initial Vesting Event shall not commence until the later of (x) six months following the IPO and (y) such period of time following the IPO that shares of capital stock underlying the relevant RSUs are no longer subject to any lock-up or market standoff agreement on the part of the Participant.

B. Each date on which any RSUs vest following the Initial Vesting Event shall be referred to herein as a “Subsequent Vesting Event”.

C. If Participant’s Service ceases for any reason prior to completion of the Service Period, then subject to Paragraph 4 Participant will forfeit the number of RSUs determined by multiplying (x) the total number of RSUs subject to this Award by (y) a fraction, the numerator of which is the number of months remaining in the Service Period (rounded up the closest whole month), and the denominator of which is 48 months.

3. Limited Transferability. Prior to actual receipt of the shares of Stock which become issuable upon vesting of the RSUs hereunder, Participant may not transfer any interest in the Award or the underlying shares of Stock. Any shares of Stock issuable under RSUs that vest hereunder but which otherwise remain unissued at the time of Participant’s death may be transferred pursuant to the provisions of Participant’s will or the laws of inheritance or to Participant’s designated beneficiary or beneficiaries of this Award. Participant may also direct the Company to re-issue the stock certificates for any shares which become issuable under the Award with respect to vested RSUs during his or her lifetime to one or more designated family members or a trust established for Participant and/or his or her family members. Participant may make such a beneficiary designation or certificate directive at any time by filing the appropriate form with the Administrator or its designee.

4. Sale Event.

A. The unvested RSUs subject to the Award, to the extent outstanding at the time of a Sale Event, as determined in accordance with Paragraph 2, may be assumed by the successor entity or otherwise continued in full force and effect.

B. In the event unvested RSUs subject to the Award are assumed or otherwise continued in effect, such units will be adjusted immediately after the consummation of the Sale Event so as to apply to the number and class of securities into which the shares of Stock subject to those units immediately prior to the Sale Event would have been converted in consummation of that Sale Event had those shares actually been issued and outstanding at that time. To the extent the actual holders of the outstanding shares of Stock receive cash consideration for the shares in consummation of the Sale Event, the successor corporation may, in connection with the assumption or continuation of the RSUs subject to the Award at that time, substitute one or more of its own shares with a fair market value equivalent to the cash consideration paid per share in the Sale Event transaction, provided such shares are readily tradable on an established securities exchange. The RSUs as so assumed shall vest (or continue to vest) in accordance with the Service Vesting Schedule subject to Participant’s continued Service on each monthly vesting date during the Service Period.

C. For the avoidance of doubt, this Paragraph 4 applies to RSUs that are outstanding as of the Sale Event, and does not apply to any RSUs that have been forfeited or cancelled prior to the Sale Event. If a Sale Event does not occur prior to [                 ], all outstanding RSUs shall be cancelled at such time.

5. Shareholder Rights. Participant shall not have any shareholder rights, including voting, dividend or liquidation rights, with respect to the shares of Stock subject to the RSUs under the Award until the underlying RSUs vest and Participant becomes the record holder of those shares upon their actual issuance.

6. Issuance of Shares/Collection of Withholding Taxes.

A. The shares of Stock subject to RSUs in which Participant vests in accordance with Paragraph 2 shall be issued upon the occurrence of the Initial Vesting Event or any Subsequent Vesting Event, as applicable, or as soon thereafter as administratively practicable, but in no event later than the close of the calendar year in which the Initial Vesting Event or Subsequent Vesting Event occurs or (if later) the fifteenth day of the third calendar month following such Initial Vesting Event or Subsequent Vesting Event.

B. The Withholding Taxes with respect to the shares of Stock which become issuable hereunder with respect to vested RSUs on any vesting date may be paid by one of the following methods at the election of the Participant:

(i) Delivery of a check by Participant, or

(ii) through an automatic share withholding procedure pursuant to which the Company will withhold, at the time of such issuance, a portion of the shares with a Fair Market Value (measured as of the issuance date) equal to the amount of those taxes; provided, however, that the amount of any shares so withheld shall not exceed the amount necessary to satisfy the Company’s required tax withholding obligations using the minimum statutory withholding rates for federal and state tax purposes that are applicable to supplemental taxable income, notwithstanding the foregoing, the Company may cause Participant to withhold taxes from the proceeds of the sale of the shares, either through a voluntary sale or through a mandatory sale arranged by the Company (on Participant’s behalf and Participant hereby authorize such sales by this authorization); all under such rules as may be established by the Administrator and in compliance with any then applicable Company insider trading policy or

10b5-1 trading plan; provided however, that if Participant is a Section 16 officer of the Company under the Exchange Act, then the Administrator (as constituted in accordance with Rule 16b-3 under the Exchange Act) shall establish the method of withholding from the alternatives above, and the Administrator shall establish the method prior to the tax withholding event.

C. Except as otherwise provided in Paragraph 4 and Paragraph 6.B, the settlement of all RSUs which vest under the Award shall be made solely in shares of Stock. In no event, however, shall any fractional shares be issued. Accordingly, the total number of shares of Stock to be issued pursuant to this Award shall, to the extent necessary, be rounded down to the next whole share in order to avoid the issuance of a fractional share.

7. Compliance with Laws and Regulations.

A. The issuance of shares of Stock pursuant to the Award shall be subject to compliance by the Company and Participant with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange on which the Stock may be listed for trading at the time of such issuance. This Agreement and the Award shall be subject to any required approvals by any governmental or regulatory agencies. This award of RSUs shall also be subject to any applicable clawback or recoupment policies, share trading policies, and other policies that may be implemented by the Board from time to time in accordance with applicable law.

B. The inability of the Company to obtain approval from any regulatory body having authority deemed by the Company to be necessary to the lawful issuance and sale of any Stock pursuant to this Award shall relieve the Company of any liability with respect to the non-issuance or sale of the Stock as to which such approval shall not have been obtained. The Company, however, shall use its best efforts to obtain all such approvals.

C. The Award and underlying shares of Stock have not been registered under the 1933 Act and are being issued to Participant in reliance upon the exemption from such registration provided by SEC Rule 701 for share issuances under compensatory benefit plans such as the Plan. Participant hereby confirms that Participant has been informed that the shares of Stock are restricted securities under the 1933 Act and may not be resold or transferred in the United States unless the shares of Stock are first registered under the Federal securities laws or unless an exemption from such registration is available. Accordingly, Participant hereby acknowledges that Participant is acquiring the shares for investment purposes only and not with a view to resale in the United States and that Participant is aware that SEC Rule 144 issued under the 1933 Act which exempts certain resales of unrestricted securities is not presently available to exempt the resale of the shares in the United States from the registration requirements of the 1933 Act.

8. Cancellation or Amendment. The Award may be canceled or amended by the Board, in whole or in part, in accordance with the applicable terms of the Plan.

9. Notices. Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Company at its principal corporate offices. Any notice required to be given or delivered to Participant shall be in writing and addressed to Participant at the address indicated below Participant’s signature line on this Agreement. All notices shall be deemed effective upon personal delivery or upon deposit in the mail, postage prepaid and properly addressed to the party to be notified.

10. Successors and Assigns. Except to the extent otherwise provided in this Agreement, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and Participant, Participant’s assigns, the legal representatives, heirs and legatees of Participant’s estate and any beneficiaries of the Award designated by Participant.

11. Construction. This Agreement and the Award evidenced hereby are made and granted pursuant to the Plan (a copy of which is attached hereto as Exhibit A) and are in all respects limited by and subject to the terms of the Plan. All decisions of the Board or the Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in the Award. To the extent there is any ambiguity as to whether any provision of this Agreement would otherwise contravene one or more applicable requirements or limitations of Code Section 409A and the Treasury Regulations thereunder, such provision shall be interpreted and applied in a manner that complies with the applicable requirements of Code Section 409A and the Treasury Regulations thereunder. For purposes of Code Section 409A, each installment distribution of shares of Stock (or other installment distribution hereunder) shall be treated as a separate payment, and Participant’s right to receive each such installment of shares (or other installment distribution hereunder) shall accordingly be treated as a right to receive a series of separate payments. In no event shall Participant, directly or indirectly, designate the calendar year of distribution.

12. Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of Delaware without resort to that State’s conflict-of-laws rules.

13. Employment at Will. Nothing in this Agreement or in the Plan shall confer upon Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Subsidiary employing or retaining Participant) or of Participant, which rights are hereby expressly reserved by each, to terminate Participant’s Service at any time for any reason, with or without cause.

IN WITNESS WHEREOF, the parties have executed this Restricted Stock Unit Issuance Agreement on the respective dates indicated below.

EVERQUOTE, INC.

By:

Dated: , 2017

[ ]

Signature:

Address:

Dated:	,2017

APPENDIX A

DEFINITIONS

The following definitions shall be in effect under the Agreement:

A. Agreement means this Restricted Stock Unit Issuance Agreement.

B. Award means the Restricted Stock Unit Award made to Participant pursuant to the terms of the Agreement.

C. Award Date means the date the Award is granted to Participant pursuant to the Agreement and shall be the date indicated in Paragraph 1 of the Agreement.

D. Board means the Company’s Board of Directors.

E. Code means the Internal Revenue Code of 1986, as amended.

F. Company means EverQuote, Inc., and any successor corporation to all or substantially all of the assets or voting stock of EverQuote, Inc., which shall by appropriate action adopt the Plan and/or assume the Award.

G. Employee means an individual who is in the employ of the Company (or any Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

H. Fair Market Value per share of Stock has the meaning set forth in the Plan.

I. Liquidity Event means either (a) the consummation of a Sale Event or (b) an IPO.

J. IPO means the initial public offering of the Stock.

K. 1933 Act means the Securities Act of 1933, as amended.

L. Participant means the person to whom the Award is made pursuant to the Agreement.

M. Plan means the Company’s 2008 Stock Incentive Plan.

N. Restricted Stock Unit means each unit subject to the Award which shall entitle Participant to receive one (1) share of Stock upon the vesting of that unit.

O. Sale Event shall have the meaning assigned to such term in the Plan.

P. SEC means the U.S. Securities and Exchange Commission.

Q. Service means Participant’s performance of services for the Company (or any Subsidiary) in the capacity of an Employee, a director of the Company or a consultant. Participant shall be deemed to cease Service immediately upon the occurrence of either of the following events: (i) Participant no longer performs services in any of the foregoing capacities for the Company (or any Subsidiary) or (ii) the entity for which Participant performs such services ceases to remain a Subsidiary of the Company, even though Participant may subsequently continue to perform services for that entity. Service as an Employee shall not be deemed to cease during a period of military leave, sick leave or other personal leave approved by the Company; provided, however, that except to the extent otherwise required by law or expressly authorized by the Board or by the Company’s written policy on leaves of absence, no Service credit shall be given for vesting purposes for any period Participant is on a leave of absence.

R. Service Period means the four-year period commencing on [_________].

S. Stock means the Common Stock, par value $.001 per share, of the Company, subject to adjustment pursuant to the terms of the Plan.

T. Subsidiary means any corporation or other entity (other than the Company) in any unbroken chain of corporations or other entities beginning with the Company if each of the corporations or entities (other than the last corporation or entity in the unbroken chain) owns stock or other interests possessing fifty percent or more of the economic interest or the total combined voting power of all classes of stock or other interests in one of the other corporations or entities in the chain.

U. Withholding Taxes means (i) the employee portion of the federal, state and local employment taxes required to be withheld by the Company in connection with the vesting of the RSUs under the Award and (ii) the federal, state and local income taxes required to be withheld by the Company in connection with the issuance of shares under those vested RSUs.

EXHIBIT A

Amended and Restated 2008 Stock Incentive Plan